Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Announces Acquisition of Two Dealerships in Texas

HOUSTON, October 4, 2021 - Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company” or the “Buyer”), an international, Fortune 500 automotive retailer with 190 dealerships located in the U.S., U.K., and Brazil, today announced the acquisition of Classic Chrysler Dodge Jeep Ram of Denton and Classic Mazda of Denton within the greater Dallas-Fort Worth metro area of Texas.  These two stores are expected to generate approximately $150 million in annualized revenues.

“We are excited to expand our presence in the fast-growing Dallas-Fort Worth metro market with these strong brands,” said Daryl Kenningham, President of U.S. and Brazilian Operations for Group 1 Automotive.

Group 1 currently operates 10 dealerships representing 10 brands in the Dallas-Fort Worth market.

Year to date 2021, Group 1 has completed $570 million of acquired revenues.  The acquisition of these two stores brings Group 1’s total U.S. dealership count to 119.  With the Company’s previously announced pending acquisition of Prime Automotive Group expected to close in late November 2021, the Company’s total acquired revenues are expected to be at least $2.4 billion at the anticipated closing date, and Group 1’s total dealership count would increase to 220 locations globally, which would include 149 U.S. locations.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 190 automotive dealerships, 247 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 33 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS

To the extent that statements in this press release are not recitations of historical fact, such statements constitute “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release may include statements relating to goals, plans and expectations regarding the expected benefits of the proposed transaction, management plans, objectives for future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed transaction, our financial position, results of operations, market position, business strategy and expectations of our management with respect to, among other things: changes in general economic and business conditions, including the impact of COVID-19 on the automotive industry in general, the automotive retail industry in particular and our customers, suppliers, vendors and business partners; our relationships with vehicle manufacturers; operating cash flows and availability of capital; capital expenditures; the amount of our indebtedness; the completion of pending and future acquisitions and divestitures; future return targets; general economic trends, including consumer confidence levels, interest rates and fuel prices; and automotive retail industry trends.

The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the risk that the necessary regulatory or third-party approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed transaction will not be consummated in a timely manner; risks that any of the closing conditions to the proposed acquisition may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed acquisition; failure to realize the benefits expected from the proposed acquisition; failure to promptly and effectively integrate the acquisition; the effect of the announcement of the proposed acquisition on their operating results and businesses and on the ability of Group 1 and Prime Automotive Group to retain and hire key personnel, maintain relationships with suppliers; our ability to execute our business strategy; the annual rate of new vehicle sales in the U.S.; our ability to generate sufficient cash flows; our ability to improve our liquidity position; market factors and the future economic environment, including consumer confidence, interest rates, the price of oil and gasoline, the level of manufacturer incentives and the availability of consumer credit; the reputation and financial condition of vehicle manufacturers whose brands we represent and our relationships with such manufacturers, and their ability to design, manufacture, deliver and market their vehicles successfully; significant disruptions in the production and delivery of vehicles and parts for any reason, including natural disasters, affecting the manufacturers whose brand we sell; our ability to enter into, maintain or renew our framework and dealership agreements on favorable terms; the inability of our dealership operations to perform at expected levels or achieve expected return targets; our ability to successfully integrate recent and future acquisitions; changes in, failure or inability to comply with, laws and regulations governing the operation of automobile franchises, accounting standards, the environment and taxation requirements; our ability to leverage gains from our dealership portfolio; high levels of competition in the automotive retailing industry which may create pricing pressures on the products and services we offer; our ability to execute our capital expenditure plans; our ability to comply with our debt or lease covenants and obtain waivers for the covenants as necessary; and any negative outcome from any future litigation. These risks, uncertainties and other factors are disclosed in Group 1’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other periodic and current reports filed with the Securities and Exchange Commission from time to time.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com